Exhibit 10.13

SERVICES AGREEMENT

SERVICES AGREEMENT effective as of January 1, 2011 among Aratana Therapeutics, Inc. (the “Company”) and MPM Asset Management LLC (“MPM”).

Recitals:

WHEREAS, MPM has a lease dated September 2, 2010 (“Lease”) to certain office space at the MPM Heartland House (“Heartland House”) located at 1901 Olathe Blvd, Kansas City, Kansas; and

WHEREAS, MPM has provided a copy of Lease to Company; and

WHEREAS, Company has the right under Lease (section 25, paragraph A) to make the Premises available to employees of Portfolio Company and collect a Portfolio Company Fee; and

WHEREAS, Company desires to use (a) Office 204 as indicated in the Lease Exhibit A, (b) Shared Access spaces as indicated on Lease Exhibit B, and (c) four parking spaces (collectively, “Office Space”):

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Engagement. The Company hereby engages MPM to provide the services set forth in Section 2 hereof to the Company, and MPM hereby accepts such engagement, on the terms and conditions set forth in this Agreement.

2. Services. MPM will provide the services set forth on Exhibit A hereto (collectively, the “Services”).

3. Term. The term of this agreement shall commence on the date below, and shall continue (unless sooner terminated in accordance with Section 5) until either party gives to the other party at least 30 days’ prior written notice of the notifying party’s determination to terminate this Agreement, which notice shall specify the date of termination.

4. Services Fee. In consideration of the Services to be performed hereunder, MPM shall be paid a Portfolio Company Fee (the “Services Fee”) at the rate of $3,485.00 per month beginning with payments for the month of January 2011 and February 2011. The Services Fee may be further adjusted from time to time by the written agreement of the Company and MPM, including without limitation as services are utilized from MPM.

5. Termination.

(a) Termination. Each of the Company, MPM and Consultant may terminate this Agreement for any reason or for no reason upon 30 days prior written notice to the other party.

(b) Obligations upon Termination. In the event that either party terminates this Agreement, neither party shall have any further obligation or liability under this Agreement, except for the payment of any Services Fees and any reimbursable expenses incurred by MPM prior to termination.

6. Representations and Warranties.

(a) Representations of the Company. As an inducement to MPM to enter into this Agreement, the Company represents and warrants to MPM as follows:

(i) The Company is duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power to enter into this Agreement.

(ii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein nor compliance by the Company with any of the provisions hereof will: (A) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to it or (B) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.

(b) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

7. Indemnity. The Company shall defend, indemnify, protect and hold MPM harmless from and against any and all liabilities, costs or expenses incurred by MPM as a result of Services rendered by MPM under this Agreement, including lawsuits of and claims by third parties, except for liabilities, costs or expenses resulting from the gross negligence or willful misconduct of MPM or any of its employees or agents. The provisions of this section shall survive the termination of this Agreement.

8. Survival of Representations, Warranties and Covenants. The provisions of Sections 5(b, 6 and 7 hereof shall survive the termination of this Agreement.

9. Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other consulting and compensation arrangements among MPM and the Company.

10. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

11. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without reference to conflicts of laws principles thereunder.

13. Assignment. This Agreement may not be assigned by either party without the written consent of the other party.

14. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed facsimile; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:

Aratana Therapeutics, Inc.

Attention: David Rosen, President

1901 Olathe Blvd, Kansas City, KS 66103

If to MPM:

MPM Asset Management LLC

200 Clarendon Street

Boston, Massachusetts 02116

Attention: John W. Vander Vort, Managing Director and COO

Facsimile: (617) 425-9201

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

15. Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of March 7, 2011.

ARATANA THERAPEUTICS, INC.

By:	/s/ David K. Rosen
Name: David K. Rosen Title: President and COO

MPM ASSET MANAGEMENT LLC

By:	/s/ John W. Vander Vort
Name: John W. Vander Vort Title: Managing Director and Chief Operating Officer

EXHIBIT A

SERVICES

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Office Space: Company shall have access to (a) Office 204 as indicated in the Lease Exhibit A, (b) Shared Access spaces as indicated on Lease Exhibit B, and (c) four parking spaces. Rate: $2,750/month commencing on January 1, 2011.

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Telephone Services: MPM shall provide three voice-over-IP office telephones in the Office Space, including voicemail and up to 500 minutes aggregate domestic long distance minutes. Non-domestic minutes and domestic minutes over the 500 minute threshold will be billed separately. Rate: $120/month commencing on January 1, 2011.

•	Furniture: MPM shall provide three desks, small conference table, file cabinets, and office chairs. Rate: $225/month commencing on January 1, 2011.

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Basic Internet Service: MPM shall provide basic wired and wireless internet service in the Office Space. Dedicated internet service or other-than-basic internet service, if any, shall be arranged by and paid for by the Company. Rate: $90/month commencing on January 1, 2011.

•	Janitorial Service: MPM shall provide basic janitorial service for the Office Space and an on-site “House Manager” for at least 20 hrs per week. Rate: $300/month commencing on January 1, 2011.

•	Other Services: Company may, at its discretion, arrange for incidental House Manager services directly with the House Manager (greeting guests, arranging catering, running errands, etc) at $20/hr.

TOTAL (before Other Services): $3,485/month commencing on January 1, 2011